NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES
SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION

AUSTIN, TX, April 20, 2015 - Stratus Properties Inc. (NASDAQ: STRS) has made available on its website at www.stratusproperties.com an investor presentation containing supplemental financial and operational information regarding the company.

William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer of Stratus, stated, “Our management is focused on implementing our new five-year plan to create value for stockholders by developing certain existing assets and actively marketing other assets for possible sale at appropriate values. The presentation posted on our website today contains additional information regarding our company, our strategy and management’s outlook. We anticipate discussing these materials with interested investors and want to make them available to all of our stockholders.”

Stratus is a diversified real estate company engaged primarily in the development, management, operation and/or sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties located in Texas, primarily in the Austin area.